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                                                                    Exhibit 10.8

                              LBI HOLDINGS I, INC.

                               FIRST AMENDMENT TO
                SECURITIES PURCHASE AGREEMENT, WARRANT AGREEMENT
                 AND SUBORDINATION AND INTERCREDITOR AGREEMENTS

     THIS FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT, WARRANT AGREEMENT AND SUBORDINATION AND INTERCREDITOR AGREEMENTS (this "Amendment") is dated as of July 9, 2002 and entered into by and among LBI Holdings I, Inc., a California corporation (the "Company"), the several purchasers (individually, a "Purchaser," and collectively, the "Purchasers") listed on the signature pages hereof, for purposes of Sections 3, 5, 7, 8A and 9 only, Fleet National Bank, individually and as administrative agent for the lenders under the Senior Loan Agreement dated as of July 9, 2002 ("Fleet"), and, for purposes of Sections 4, 7, 8A and 9 only, Oaktree Capital Management, LLC, individually and as agent for the Senior Subordinated Lenders (as such term is defined in the Purchase Agreement prior to giving effect to this Amendment) ("Oaktree").

     This Amendment is made with reference to that certain Securities Purchase Agreement dated as of March 20, 2001 and entered by and among the Company and the Purchasers (the "Purchase Agreement"; as amended hereby, the "Amended Purchase Agreement"), that certain Warrant Agreement dated as of March 20, 2001 and entered by and among the Company and the Purchasers (the "Warrant Agreement"; as amended hereby, the "Amended Warrant Agreement"), that certain Subordination and Intercreditor Agreement dated as of March 20, 2001 and entered by and among the Company, the Purchasers and Fleet (the "Senior Lenders Intercreditor Agreement"; as amended hereby, the "Amended Intercreditor Agreement"), that certain Subordination and Intercreditor Agreement dated as of March 20, 2001 and entered by and among the Company, the Purchasers and Oaktree (the "Senior Subordinated Lenders Intercreditor Agreement"; as amended hereby, the "Amended Subordinated Intercreditor Agreement"), and that Investor Subordination Agreement dated as of March 20, 2001 and entered by and among the Purchasers and Fleet (the "Investor Subordination Agreement"; as amended hereby, the "Amended Investor Subordination Agreement" and together with the Amended Purchase Agreement, the Amended Warrant Agreement, the Amended Intercreditor Agreement and the Amended Subordinated Intercreditor Agreement, the "Amended Agreements").

     Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Purchase Agreement.

                                    RECITALS

     WHEREAS, the Company and the Purchasers have previously entered into the Purchase Agreement and the Warrant Agreement, pursuant to which the Company sold to the Purchasers (i) Notes in an original aggregate principal amount of $30,000,000 and (ii) Warrants to purchase a certain number of shares of the Company's Common Stock;

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     WHEREAS, certain subsidiaries of the Company desire to amend and restate the existing Senior Loan Agreement and to refinance the existing Senior Subordinated Loan Agreement by issuing publicly-traded senior subordinated notes pursuant to an indenture;

     WHEREAS, the obligations under the Notes will be subordinated to the obligations under the publicly-traded senior subordinated notes and the Purchase Agreement will be amended to insert certain provisions regarding subordination;

     WHEREAS, the parties hereto desire to amend, to the extent they are a party thereto, the Purchase Agreement, the Warrant Agreement and the Senior Lenders Intercreditor Agreement on the terms and subject to the conditions contained herein;

     WHEREAS, the Company and the Purchasers desire to have the Company reissue the Warrants and the Notes reflecting the changes set forth in this Amendment, including the extension of the scheduled maturity date of the Notes to July 9, 2013 and the extension of the scheduled expiration date of the Warrants to January 9, 2015;

     WHEREAS, the Company, the Purchasers and Oaktree desire to amend the existing Senior Subordinated Lenders Intercreditor Agreement to reflect the payment in full of all principal and interest due on the subordinated notes held by Oaktree;

     WHEREAS, Fleet and the Purchasers desire to amend the Investor Subordination Agreement.

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. AMENDMENTS TO THE PURCHASE AGREEMENT

     1.1   Amendments to Article I: Definitions.

     A. The definition of "Senior Loan Agreement" in Article I of the Purchase Agreement is hereby amended by adding after the phrase "from time to time" appearing in the fifth line thereof the phrase ", as amended and restated by the Amended and Restated Credit Agreement dated as of July 9, 2002 among LBI Media, as the borrower, the guarantors party thereto and Fleet National Bank, as administrative agent, General Electric Capital Corporation and U.S. Bank, N.A., as co-syndication agents, and CIT Lending Services Corporation and SunTrust Bank, as co-documentation agents, and the other lenders party thereto from time to time."

     B. Article I of the Purchase Agreement is hereby amended by deleting each of the following definitions therefrom in their entirety and substituting the following therefor:

           "Maturity Date" means the earlier to occur of (i) July 9, 2013, (ii) the acceleration of the obligations of the Company to the Purchasers under the Notes in accordance with Article IX following the occurrence and continuance of a Material Event of Default, (iii) a Sale of the Company,
     (iv) [intentionally left blank] or (v) the date on which the Company repurchases the Warrants pursuant to Section 5.2 of the Warrant Agreement.

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          "Senior Subordinated Lenders" means the holders of notes from time to time issued pursuant to the Senior Subordinated Loan Agreement.

          "Senior Subordinated Lenders Intercreditor Agreement" means Article XIX of this Agreement, as such provisions may be amended from time to time.

          "Senior Subordinated Loan Agreement" means the Indenture, dated as of July 9, 2002, among LBI Media, as the issuer, the guarantors party thereto and U.S. Bank, N.A., as the trustee, and any other agreement governing Indebtedness incurred to refund or refinance the borrowings and commitments then outstanding or permitted to be outstanding under the Indenture, in whole or in part, in each case together with any related notes, guarantees, and collateral documents executed from time to time in connection therewith, including that certain registration rights agreement dated as of July 9, 2002 by and among LBI Media, the Senior Subordinated Note Guarantors, and the initial purchasers party thereto for the benefit of the Senior Subordinated Lenders, and in each case as amended, modified, supplemented, extended, restated, renewed, refunded, restructured, replaced or refinanced (in whole or in part), including any increase in the amount of Indebtedness thereunder, from time to time, whether by the same or any other agent, purchaser or group of purchasers.

     C. Article I of the Purchase Agreement is hereby amended by adding each of the following definitions thereto in appropriate alphabetical order:

         "Agreement" means the Purchase Agreement, as amended from time to time.

         "LBI Media" means LBI Media, Inc., a California corporation (formerly known as LBI Holdings II, Inc.).

          "Reorganization" means any distribution of the assets of any entity upon any voluntary or involuntary dissolution, winding-up, total or partial liquidation or reorganization, or bankruptcy, insolvency, receivership or other statutory or common law proceedings or arrangements involving any such party or the readjustment of the liabilities of any such party or any assignment for the benefit of creditors or any marshaling of the assets or liabilities of any such party.

          "Senior Credit Satisfaction" means the repayment in full of all loans, advances, extensions of credit and other fees and direct monetary obligations (including, without limitation, interest which accrues after the commencement of any proceeding in respect of any Reorganization), and the termination of all commitments, under the Senior Loan Agreement.

          "Senior Subordinated Notes" means the 10-1/8% Senior Subordinated Notes due 2012 of LBI Media, together with any additional notes issued pursuant to the Senior Subordinated Loan Agreement, including, but not limited to, notes issued in exchange or replacement therefor, and any refinancing, refunding or replacement of any of the foregoing.

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          "Senior Subordinated Note Guarantors" means each of the direct and indirect subsidiaries of LBI Media that are guarantors of the Senior Subordinated Notes pursuant to the Senior Subordinated Loan Agreement.

          "Senior Subordinated Note Obligations" means any and all principal, interest, premium, penalty, fee, indemnification, reimbursements, damages, including liquidated damages, and other indebtedness, obligations and liabilities of LBI Media and the Senior Subordinated Note Guarantors to the holders of the Senior Subordinated Notes, their successors and assigns, now existing or hereafter arising, direct or indirect, absolute or contingent, secured or unsecured, arising out of or in connection with the Senior Subordinated Loan Agreement and any other document or instrument executed in connection with the Senior Subordinated Notes, including any and all interest payable pursuant to the Senior Subordinated Loan Agreement and the Senior Subordinated Notes at the interest rates provided therein, any premium payable in accordance with the terms of the Senior Subordinated Loan Agreement and all other fees, expenses, and other amounts due from time to time under the Senior Subordinated Loan Agreement and the Senior Subordinated Notes.

          "Senior Subordinated Notes Trustee" means the trustee under the Senior Subordinated Loan Agreement.

          "Subordinated Agreements" means this Agreement, the Warrant Agreement, and the Voting and Co-Sale Agreement.

          "Subordinated Indebtedness" means all existing and hereafter arising indebtedness, obligations and liabilities of the Company, LBI Media and its direct and indirect subsidiaries or the shareholders of the Company to the Permitted Holders, whether direct or contingent, and all claims, rights, causes of action, judgments and decrees in respect of the foregoing, including, without limitation: (i) the Notes and any notes hereafter issued by the Company to the Permitted Holders, including, without limitation, all notes issued in respect of payment in kind interest, (ii) the Warrants and all warrants hereafter issued pursuant to the Warrant Agreement, (iii) the Subordinated Agreements and (iv) all obligations of the Company to repurchase or redeem the Notes or the Warrants.

     1.2  Amendments to Article II: Sale and Purchase of Purchased Securities

     A. Section 2.4(a)(i) of the Purchase Agreement is hereby amended by adding after the phrase "9% per annum" appearing in the second line thereof the phrase "(or 13% per annum after September 20, 2009), in each case".

     B. Section 2.4(a)(ii) of the Purchase Agreement is hereby amended by deleting the reference to "September 20, 2009" contained therein and substituting "July 9, 2013" therefor.

     C. Section 2.4(h) of the Purchase Agreement is hereby amended by deleting the phrase "or otherwise" in the fourth sentence contained therein.

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          1.3 Amendments to Article VII: Affirmative and Negative Covenants

          A. Section 7.1 of the Purchase Agreement is hereby amended by (i) deleting the first reference to "under Sections 7.4, 7.16 and Article 8 of the Senior Subordinated Loan Agreement, as such sections exist on the date hereof" contained therein and substituting "or not prohibited under the Senior Subordinated Loan Agreement," (ii) deleting the second reference to "under Sections 7.4, 7.16 and Article 8 of the Senior Subordinated Loan Agreement, as such sections exist on the date hereof" contained therein and substituting "under Sections 4.10, 4.13, and Article 5 of the Senior Subordinated Loan Agreement, as such sections exist on July 9, 2002" and
     (iii) adding after the second sentence of such Section 7.1 the following sentence:

          "Notwithstanding the foregoing, LBI Intermediate Holdings, Inc. may merge with and into LBI Media."

          B. Section 7.2 of the Purchase Agreement is hereby amended by deleting the reference to "Section 6.5 of the Senior Loan Agreement, as such section exists as of the date hereof" contained therein and substituting "Section
     6.5 of the Senior Loan Agreement, as such section exists as of July 9, 2002" therefor.

          C. Section 7.5(i) of the Purchase Agreement is hereby amended by deleting the phrase "on the date hereof" contained therein and substituting therefor the phrase "on July 9, 2002, or Distributions between or among LBI Media and/or any of its wholly-owned Subsidiaries."

          D. Section 7.5(ii) of the Purchase Agreement is hereby amended by inserting the phrase "or loans" after the phrase "those Distributions."

          E. Section 7.5(iv) of the Purchase Agreement is hereby amended by deleting the reference to "$10,000,000" contained therein and substituting "$15,000,000" therefor.

          F. Section 7.5 of the Purchase Agreement is hereby further amended by inserting the following sentence at the end of such section:

         "Notwithstanding any provision in Section 7.1 or this Section 7.5 to the contrary, the Company and its wholly-owned Subsidiaries may cancel, forgive or transfer loan receivables made under Section 7.5(ii) owing to Company or any of its wholly-owned Subsidiaries from the Company's shareholders and such cancellation, forgiveness or transfer shall not be deemed as Distributions hereunder."

          G. Section 7.6 of the Purchase Agreement is hereby further amended by inserting the following parenthetical at the end of clause (a) after the phrase "of the Company":

          "(including without limitation any intercompany note issued by the Company to any of its wholly-owned Subsidiaries in connection with intercompany loans made by such wholly-owned Subsidiaries to the Company)"

          H. Section 7.7 of the Purchase Agreement is hereby amended by deleting the second sentence thereof in its entirety and substituting the following therefor:

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         "If after July 9, 2002, Lenard Liberman, Jose Liberman and/or their
         Family Members shall loan or otherwise extend any credit to the Company or its Subsidiaries (except for business expenses to be reimbursed by the Company or its Subsidiaries in the ordinary course of business), then, if requested by Majority Purchasers, such person shall enter into a subordination agreement with the Purchasers subordinating such person's loans to the Company and/or its Subsidiaries on terms reasonably acceptable to Majority Purchasers, Senior Lenders and such person, and which does not restrict any payment to such person that would otherwise be permitted under the Senior Subordinated Loan Agreement."

         1.4   Amendment to Article VIII: Delivery of Information

         A. The Purchase Agreement is hereby amended by deleting each reference to "the Company" or "the Company's" appearing in Sections 8.1, 8.2, 8.3 and
     8.4 thereof (other than (i) the second reference to "the Company" in such Section 8.1, (ii) the first and third references to "the Company" in such
     Section 8.2, (iii) the second reference to "the Company" (not including any reference to the phrase "the Company's") in such Section 8.3, and (iv) the first reference to "the Company" in such Section 8.4) and substituting therefor in each instance the phrase "LBI Media" or "LBI Media's", as applicable.

         B. Section 8.1 of the Purchase Agreement is hereby further amended by inserting the following paragraph at the end of such section:

         "Within 120 days after the close of each fiscal year of the Company, commencing with the fiscal year ending on December 31, 2002, the Company will deliver to each Purchaser an unaudited consolidated balance sheet and statement of income and retained earnings and of cash flows of the Company and its Subsidiaries, which annual financial statements shall show the financial condition of the Company as of the close of such fiscal year and the results of the Company's operations during such fiscal year, to be accompanied by an officer's certificate as described in Section 8.3; provided, however, that in the event the Company engages in any activities beyond the activities as permitted by
         Section 7.15 of the Senior Loan Agreement as such provision is in effect on July 9, 2002, then the Purchasers shall be entitled to request and receive the audited financial statements for Company and its Subsidiaries (rather than LBI Media and its Subsidiaries) under this Section."

         1.5 Amendment to Article IX: Defaults

         A. Subsection (e) of Article IX of the Purchase Agreement is hereby amended by deleting the reference to "Sections 6.1, 6.2 and 6.6 of the Senior Loan Agreement, as such provisions are in effect on the date hereof" contained therein and substituting "Sections 6.1, 6.2 and 6.6 of the Senior Loan Agreement, as such provisions are in effect on July 9, 2002" therefor.

         B. Subsection (l) of Article IX of the Purchase Agreement is hereby amended by deleting therefrom the phrase "and Requisite Holders (as defined in the Senior Subordinated Loan Agreement)."

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         1.6 Addition of New Article XIX: Subordination

         The Purchase Agreement is hereby amended by adding after Article XVIII thereof a new Article XIX as follows:

         "Section 19.1 Payment and Performance Subordinated. Notwithstanding anything to the contrary in the Subordinated Agreements, the Notes or the Warrants, but subject to Section 19.4, for so long as any of the Senior Subordinated Notes are outstanding, the payment and performance of the Subordinated Indebtedness is, and shall expressly be, subordinate and junior in right of payment and exercise of remedies to the prior payment in full in cash of the Senior Subordinated Note Obligations to the extent and in the manner provided in this Article XIX, and the Subordinated Indebtedness is hereby subordinated as a claim against the Company, LBI Media, any of their direct or indirect subsidiaries and the Senior Subordinated Note Guarantors and any of the assets of, or ownership interests in, such parties whether such claim be in the event of any Reorganization or otherwise. In furtherance of the foregoing, the Company will not make, and the Permitted Holders will not demand, accept or receive, any payment of interest, principal or any payment in respect of the Subordinated Indebtedness, including, without limitation, any amounts in connection with a put of the Warrants pursuant to the Warrant Agreement, or otherwise in respect of the Subordinated Indebtedness, until all of the Senior Subordinated Note Obligations have been indefeasibly paid in full in cash, except as permitted pursuant to Section 19.4 hereof. All Senior Subordinated Note Obligations shall be entitled to the benefits of this Article XIX without notice thereof being given to any holder of Subordinated Indebtedness.

         Section 19.2 Distribution in Reorganization.

         (a) In the event of any Reorganization relative to the Company, LBI Media or any of their direct and indirect subsidiaries or any of their respective properties, all of the Senior Subordinated Note Obligations shall first be paid in full in cash before any payment on account of principal, premium or interest or otherwise is made upon or in respect of the Subordinated Indebtedness, and in any such proceedings any payment or distribution of any kind or character, whether in cash or property or securities which may be payable or deliverable in respect of the Subordinated Indebtedness shall, after Senior Credit Satisfaction, be paid or delivered to the Senior Subordinated Notes Trustee for application in payment of the Senior Subordinated Note Obligations, unless and until all such Senior Subordinated Note Obligations shall have been paid and satisfied in full in cash.

         (b) Each Permitted Holder, for itself and its heirs, legatees, successors and assigns, hereby irrevocably authorizes and directs the Senior Subordinated Notes Trustee and any trustee in bankruptcy, receiver, custodian or assignee for the benefit of creditors of any of the Company, LBI Media or any of their direct and indirect subsidiaries, whether in voluntary or involuntary liquidation, dissolution or reorganization, on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided for in this Article XIX and irrevocably appoints, which appointment is coupled with an interest, upon any Default or Event of Default under the Senior Subordinated Loan Agreement and during the continuance thereof and upon any failure to comply with the terms of this Article XIX, the Senior Subordinated Notes Trustee,

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or any such trustee, receiver, custodian or assignee, its attorneys-in-fact for such purpose with full powers of substitution and revocation.

         (c) Notwithstanding the foregoing provisions of this Section 19.2, the Permitted Holders shall be entitled to receive and retain any securities of the Company provided for by a plan of reorganization or readjustment or the like, the payment of which securities is subordinate, at least to the extent provided in this Article XIX, with respect to the Subordinated Indebtedness, to the payment of all Senior Subordinated Note Obligations.

         Section 19.3 Effect of Provisions. The provisions of Article XIX as to subordination are solely for the purpose of defining the relative rights of the holders of Senior Subordinated Note Obligations, on the one hand, and the Permitted Holders, on the other hand, and none of such provisions shall impair, as between the Company and the Permitted Holders, the obligations of the Company to pay to the Permitted Holders in accordance with the terms of the Senior Subordinated Note Obligations, nor, except as provided in Section 19.7 below, shall any such provisions prevent the Permitted Holders from exercising all rights and remedies otherwise permitted by applicable law or under the terms of the applicable Subordinated Agreements upon a default thereunder or otherwise, subject to the rights, if any, of the holders of Senior Subordinated Note Obligations under the provisions of this Article XIX.

         Section 19.4  Permitted Payments of Subordinated Indebtedness.

         (a) The Company may issue additional Notes to the Permitted Holders as payment in kind for interest accrued on the Notes in accordance with the terms of this Agreement, and the Company may issue additional Warrants (or adjust the number of shares of equity securities underlying Warrants) to the Permitted Holders in accordance with the Warrant Agreement. Each such additional Note shall have payment terms (including, without limitation, maturity date and the absence of any scheduled payments of principal, interest or other amounts prior to such maturity date) identical to the Notes and shall otherwise be substantially identical to the Notes, except for any differences in the principal amount of any such additional Note. Each such additional Warrant shall have payment terms (including, without limitation, any terms relating to any put or redemption thereof) identical to the Warrants and shall otherwise be substantially identical to the Warrants, except for any differences in the purchase price thereof or the number of shares of Common Stock of the Company which may be purchased upon exercise thereof. If the Company issues any additional Note or Warrant pursuant to this Section 19.4(a), such delivery shall be deemed to constitute a representation of the Company to the holders of Senior Subordinated Note Obligations and the Permitted Holders that such issuance is not prohibited under this Article XIX. Until all Senior Subordinated Note Obligations have been paid in full, the Company shall not issue any instrument, security or other writing evidencing any part of the Subordinated Indebtedness, except the additional Notes and additional Warrants that are permitted to be issued pursuant to this Section 19.4(a). The Permitted Holders shall not assign or subordinate any part of the Subordinated Indebtedness except in accordance with this Article XIX.

         (b) The Company may pay the Permitted Holders and the Permitted Holders may accept and retain (i) payments of accrued interest on the Notes on (but in no event prior to) the scheduled maturity date (determined without giving effect to any acceleration of such date

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pursuant to the Subordinated Agreements or otherwise) at a per annum rate not exceeding the rate at which interest is stated to accrue under Section 2.4 of this Agreement in the absence of a default under any of the Subordinated Agreements, unless at the time of such proposed payment or immediately after giving effect thereto, there shall exist any Event of Default under the Senior Subordinated Loan Agreement (as defined therein), (ii) payments of principal under the Notes on (but in no event prior to) the scheduled maturity date (determined without giving effect to any acceleration of such date pursuant to the Subordinated Agreements or otherwise) in the amounts required to be paid thereunder on such maturity date, unless at the time of such proposed payment or immediately after giving effect thereto, there shall exist any Event of Default under the Senior Subordinated Loan Agreement (as defined therein), (iii) the redemption of the Notes and/or the repurchase of the Warrants (or any equity interests of the Company issued to the holder thereof in lieu of, or in connection with, the exercise of such Warrants) and/or the payment of any interest or any other obligation under the Subordinated Agreements, the Notes or the Warrants with (1) proceeds received from LBI Media or any of its Subsidiaries (in the form of dividends, distributions or loans) so long as the payment or the making of such dividend, distribution, or loan to the Company by LBI Media or any of its Subsidiaries is not prohibited by the Senior Subordinated Loan Agreement or (2) proceeds received by the Company (other than from LBI Media or any of its Subsidiaries) from the sale of any equity securities of the Company, and (iv) payments required to be made by the Company under Section 12.1 of this Agreement for certain fees and expenses (including legal fees), in each case as and at the times when such reimbursements are due and payable thereunder. If any holder of Subordinated Indebtedness receives payment or reimbursement from the Company in accordance with clause (i) or (ii) of the immediately preceding sentence, such payment shall be deemed to constitute a representation of the Company to the Senior Subordinated Notes Trustee and the holders of the Senior Subordinated Notes that no Event of Default under the Senior Subordinated Loan Agreement exists, and that such payment is permitted to be paid by the Company under this Article XIX; and the Permitted Holders shall be entitled to keep and retain such payment unless, prior to the Clawback Date (as hereinafter defined) the Senior Subordinated Notes Trustee shall have notified the Company and LBI Media, who shall in turn notify the Permitted Holders in writing of an Event of Default, in which case (if such Event of Default in fact existed on the date of such payment) the Permitted Holders shall forthwith deliver such payment or an amount of cash equal thereto to the Senior Subordinated Notes Trustee for application in payment of the Senior Subordinated Note Obligations.

         (c) As used in this Article XIX, the term "Clawback Date" shall mean
(i) with respect to any payment default, 60 days after the occurrence thereof and (ii) with respect to any other Event of Default, 60 days after the Senior Subordinated Notes Trustee and holders of the Senior Subordinated Notes knew or, in the exercise of reasonable diligence, should have known, of such Event of Default.

         (d) Notwithstanding anything herein or in the Subordinated Agreements to the contrary, until such time as all Senior Subordinated Note Obligations have been indefeasibly paid in full in cash, (i) the Company will not make, and the Permitted Holders will not demand, accept or receive, any payments of cash under the Subordinated Agreements (including, without limitation, the Notes or the Warrants (including amounts in respect of a put or repurchase of the Warrants)) or otherwise in respect of the Subordinated Indebtedness, except as expressly permitted by Section 19.4(b), and (ii) the Company will not make, and the Permitted Holders

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will not demand, accept or receive any payment of any other assets of any kind under the Subordinated Agreements or otherwise in respect of the Subordinated Indebtedness, except for the additional Notes and Warrants issued in accordance with Section 19.4(a).

         Section 19.5 Agreement to Hold in Trust; Defense to Enforcement. If any holder of Subordinated Indebtedness shall receive any payment on account of the Subordinated Indebtedness in violation of this Article XIX, it shall, after Senior Credit Satisfaction, hold such payment in trust for the benefit of the holder or holders of the Senior Subordinated Note Obligations and pay it over to the Senior Subordinated Notes Trustee for application in payment of the Senior Subordinated Note Obligations. If any holder of Subordinated Indebtedness, in contravention of the terms of this Article XIX, shall commence, prosecute or participate in any suit, action or proceeding against the Company, then the Company may interpose as a defense or plea the making of this Article XIX and the Senior Subordinated Notes Trustee may intervene and interpose such defense or plea in its name or in the name of the Company. If any holder of Subordinated Indebtedness, in contravention of the terms of this Article XIX, shall attempt to collect any of the Subordinated Indebtedness or enforce any of the Subordinated Agreements, the Notes or the Warrants, then the Senior Subordinated Notes Trustee or the Company may, by virtue of this Article XIX, restrain the enforcement thereof in the name of the Senior Subordinated Notes Trustee and holders of the Senior Subordinated Note Obligations or in the name of the Company. If any holder of Subordinated Indebtedness, in contravention of this
Article XIX, obtains any cash or assets of the Company, LBI Media or any of its direct or indirect subsidiaries as a result of any administrative, legal or equitable actions, or otherwise, after Senior Credit Satisfaction, such holder agrees forthwith to pay, deliver and assign to the Senior Subordinated Notes Trustee, for the benefit of the holders of Senior Subordinated Note Obligations and the Senior Subordinated Notes Trustee, with appropriate endorsements, any such cash for application to the Senior Subordinated Note Obligations and any other assets as collateral for the Senior Subordinated Note Obligations.

         Section 19.6 No Security to the Permitted Holders. The Company shall not grant, and shall not permit any of its direct or indirect subsidiaries to grant, and no Permitted Holder shall accept, any security of any nature in property, real or personal, of the Company or any of its direct or indirect subsidiaries to secure Subordinated Indebtedness. Any security interest granted in violation of the terms of this Article XIX shall be null and void and of no force and effect against the holders of the Senior Subordinated Note Obligations.

         Section 19.7  Limit on Right of Action.

         (a) The Permitted Holders agree for the benefit of the holders of the Senior Subordinated Note Obligations that so long as any Senior Subordinated Notes or any other part of the Senior Subordinated Note Obligations remains outstanding, but subject to Section 19.4, the Permitted Holders will not, directly or indirectly, take any action to accelerate or demand payment by the Company of the Subordinated Indebtedness (including any put of the Warrants pursuant to the Warrant Agreement), to exercise any of its remedies in respect of the Subordinated Indebtedness (including any requirement to change the composition of the Board of Directors of the Company or to cause a "Sale of the Company" (as defined in the Voting and Co-Sale Agreement) pursuant to the Voting and Co-Sale Agreement), whether pursuant to any Subordinated Agreement, the Notes, the Warrants or otherwise, or in respect of any guarantee of payment thereof, to initiate any litigation against the Company or any of its direct or indirect subsidiaries or to foreclose or otherwise realize on any security given by the Company or any other person to secure the Subordinated Indebtedness prior to the earlier of (i) a Reorganization of the Company or (ii) 180 days after the receipt by the Senior Subordinated Notes Trustee of written notice of intent to take any such action by the percentage of the Permitted Holders required to authorize such action under this Agreement, provided that
(x) such notice is given during the continuance of a Material Event of Default caused by the failure of the Company to make a payment permitted to be made under clause (i) or (ii) of Section 19.4(b) hereof and (y) any proceeds received or recoverable by the Permitted Holders in connection therewith shall be subject to the other provisions of this Article XIX. Notwithstanding anything herein to the contrary, the Permitted Holders will neither commence nor join with any other creditor or creditors of the Company or any of its direct or indirect subsidiaries in commencing any bankruptcy, reorganization or insolvency proceedings against the Company or any such subsidiary.

         Notwithstanding the foregoing, in the event of a material breach by the Company of any material covenant contained in this Agreement, the Warrant Agreement or Voting and Co-Sale Agreement, the Permitted Holders may seek injunctive relief and state a claim for damages; provided, however, that the Permitted Holders shall not be entitled to collect or receive any monetary damages in respect of such claim from the Company or any of its subsidiaries in connection with such material breach except in accordance with the first sentence of this Section 19.7.

         (b) The Permitted Holders shall not amend or permit amendment of the terms of any instrument or agreement evidencing any Subordinated Indebtedness (including, without limitation, the Subordinated Agreements, the Notes or the Warrants), the effect of which is to (i) increase principal, interest, fees, reimbursements or other amounts payable with respect thereto or create any additional payment obligations thereunder, (ii) accelerate any scheduled or otherwise required payments of principal, interest, fees, reimbursements or other amounts, (iii) cause any covenants or other agreements to be more restrictive upon, or burdensome to, the Company and its Subsidiaries, (iv) alter any event of default or put provisions contained in the Subordinated Agreements, the Notes or the Warrants (other than any alterations in favor of the Company that are permitted under the Senior Subordinated Loan Agreement) or (v) make any other change which materially adversely affect the interests of the holders of Senior Subordinated Note Obligations, without the prior written consent of the Senior Subordinated Notes Trustee.

         Section 19.8 Senior Loan Agreement. Reference is made herein to the Amended and Restated Credit Agreement dated as of July 9, 2002 by and among LBI Media, the guarantors party thereto and the lenders party thereto (together with successors and assignees and lenders party to any other Senior Loan Agreement, the "Senior Credit Parties") (such Amended and Restated Credit Agreement, and any amendment, restatement, renewal, refunding, refinancing or replacement thereto, including, without limitation, any such change to the Amended and Restated Credit Agreement which increases the amount of indebtedness thereunder (the "Senior Loan Agreement"). Notwithstanding anything herein to the contrary, to the extent the rights of holders of Senior Subordinated Note Obligations or obligations of the Permitted Holders hereunder directly conflict with the rights of the Senior Credit Parties, the Senior Credit Parties shall have priority over and supersede the obligations hereunder; provided, that, upon satisfaction of such conflicting rights and/or obligations under the Senior Loan Agreement and the intercreditor agreement relating thereto, the holders of Senior Subordinated Note Obligations may promptly exercise their rights, and the Permitted Holders shall promptly satisfy their obligations under this Article XIX.

         Section 19.9 Rights of Holders of Senior Subordinated Notes to Amend Senior Subordinated Loan Agreement and Discontinue Senior Subordinated Note Obligations. The holders of Senior Subordinated Note Obligations may, in their sole discretion, and without notice to the Permitted Holders, modify, amend, waive or release any of the terms of the Senior Subordinated Loan Agreement, or any other document or agreement at any time executed by LBI Media or any of the Senior Subordinated Notes Guarantors or any other person in connection with the Senior Subordinated Note Obligations and may exercise or refrain from exercising any powers, remedies or rights which any such holder may have thereunder, and such modification, amendment, waiver, release, exercise or failure to exercise shall not affect any of such holders' rights under this Article XIX. Each Permitted Holder hereby agrees that the holders of Senior Subordinated Note Obligations may from time to time in their sole discretion amend the Senior Subordinated Loan Agreement and any other instrument or agreement evidencing the Senior Subordinated Note Obligations, grant extensions of time of payment or performance and make compromises and settlements with LBI Media and the Senior Subordinated Notes Guarantors and other creditors of LBI Media and the Senior Subordinated Notes Guarantors without affecting the agreements of the Permitted Holders and the Company hereunder. If at any time hereafter, the holders of Senior Subordinated Note Obligations shall, in their sole discretion, determine to discontinue the extension of credit to LBI Media or demand payment of the Senior Subordinated Note Obligations, it may do so without notice to the Permitted Holders. The failure on the part of the holders of Senior Subordinated Note Obligations to insist on the strict performance of any term, condition or other provision of this Article XIX or any term, condition or other provision contained in the Senior Subordinated Loan Agreement or any other document or instrument evidencing the Senior Subordinated Note Obligations, or to exercise any right or remedy hereunder or thereunder, shall not affect or alter this
Article XIX, the Senior Subordinated Loan Agreement or any other such document or instrument, and each and every term, condition and other provision of this
Article XIX, the Senior Subordinated Notes, and the Senior Subordinated Loan Agreement shall, in such event, continue in full force and effect and shall be operative with respect to any other then existing or subsequent default or event of default in connection therewith.

         Section 19.10 Third Party Beneficiaries. The holders of Senior Subordinated Note Obligations and their respective successors and assigns and the Senior Subordinated Notes Trustee are third party beneficiaries of this
Article XIX.

         Section 19.11 No Transfer. A Permitted Holder may sell or transfer any of the Subordinated Indebtedness, including, without limitation, the Notes and the Warrants, to an Eligible Fund (as hereinafter defined) of such Permitted Holder, provided that no such sale or other transfer of any Subordinated Indebtedness shall be effective unless and until (i) the proposed transfer is in accordance with Article XI, (ii) the proposed transferee shall agree in writing pursuant to an agreement in form and substance acceptable to the Senior Subordinated Notes Trustee to become a party hereto, and (iii) such sale or other transfer is effected in accordance with the Subordinated Agreements. As used herein, "Eligible Fund" means, with respect to any Permitted Holder that is a fund that invests in commercial loans or subordinated indebtedness, any other fund that invests in commercial loans or subordinated indebtedness and is managed by the same investment manager as such Permitted Holder.

         Section 19.12 Amendment of Article XIX. No amendment shall be made to this Article XIX which would materially adversely affect the interests of the holders of Senior Subordinated Note Obligations, without the prior written consent of the Senior Subordinated Notes Trustee."

         1.7 Modification of Schedules

         A. Schedule 3.4(b) to the Purchase Agreement is hereby amended by deleting the reference to "April 1, 1999" with respect to the Ortiz Employment Agreement contained therein and substituting "September 1, 1999" therefor.

         B. Schedule 3.7 to the Purchase Agreement is hereby amended by deleting the existing schedule in its entirety and substituting the Schedule 3.7 attached to this Amendment therefor.

         C. Schedule 7.6 to the Purchase Agreement is hereby amended by (i) adding at the end of each of items 4 and 5 thereof the following: "All amounts owing thereunder may be paid in full on or about July 9, 2002," and (ii) adding at the end of such Schedule 7.6 the following:

         "7. Loans by Company or its Subsidiaries (on such terms as determined by the sole and absolute discretion of Company or its Subsidiaries) to Jose Liberman and/or Lenard Liberman (and their respective Family Members) in an aggregate amount not exceeding $5,000,000; provided that no cancellation, foregiveness or transfer of any such loans shall increase the aggregate amount of loans otherwise permitted hereunder.

         8. The making of any loans described in Section 7.5(ii) (the terms of which shall be determined in the sole discretion of the Company) and cancellation, foregiveness or transfer of such loan."

         1.8 Substitution of Exhibit

         The Purchase Agreement is hereby amended by adding thereto a new Exhibit A in the form of Annex A to this Amendment.

         1.9 Amendment of Recitals

         The first paragraph of the Purchase Agreement is hereby amended by deleting the parenthetical "(the "Agreement")" contained therein.

Section 2.   AMENDMENTS TO THE WARRANT AGREEMENT

         2.1 Amendment to Section 7: Interpretation of this Agreement

         A. The definition of "Consolidated EBITDA" in Section 7.1 of the Warrant Agreement is hereby amended by deleting the reference therein to "Net Cash Proceeds" and substituting "Net Cash Payments" therefor.

         B. The definition of "Corporate Overhead Expense" in Section 7.1 of the Warrant Agreement is hereby amended by adding at the end thereof the following: "(it being understood that loans by Company or any of its Subsidiaries to Lenard or Jose Liberman shall not constitute compensation to Lenard or Jose Liberman)."

         C. The definition of "Expiration Date" in Section 7.1 of the Warrant Agreement is hereby amended by deleting the reference to "March 20, 2011" contained therein and substituting "January 9, 2015" therefor.

         2.2 Substitution of Exhibit

         The Warrant Agreement is hereby amended by adding thereto a new Exhibit A in the form of Annex B to this Amendment.

Section 3.   AMENDMENTS TO THE SENIOR LENDERS INTERCREDITOR AGREEMENT

         3.1 Amendment to Section 1: Certain Definitions

         Section 1.1 of the Senior Lenders Intercreditor Agreement is hereby amended by deleting the phrase "as amended, restated" appearing in the seventh line thereof and substituting therefor the phrase "as amended and restated by the Amended and Restated Credit Agreement dated as of July 9, 2002 among LBI Media, Inc. (formerly known as LBI Holdings II, Inc.), as the borrower, the guarantors party thereto, and Fleet National Bank, as administrative agent, General Electric Capital Corporation and U.S. Bank, N.A., as co-syndication agents, and CIT Lending Services Corporation and SunTrust Bank, as co-documentation agents, and the other lenders party thereto from time to time, as further amended, amended and restated,".

         3.2 Amendments to Section 3: Terms of Subordination

         Section 3.6(b) of the Senior Lenders Intercreditor Agreement is hereby amended by (i) deleting each of the two references to "September 20, 2009" contained therein and substituting therefor in each instance the phrase "July 9, 2013", and (ii) deleting each of the two references to "(as in effect on the date hereof)" appearing in clauses (i) and (ii) thereof and substituting therefor in each instance the phrase "(as in effect on July 9, 2002)".

         3.3 Amendment to Section 8: Limit on Right of Action

         Section 8(a) of the Senior Lenders Intercreditor Agreement is hereby amended by adding at the end thereof the following:

         "Notwithstanding the foregoing, in the event of a material breach by the Company of (i) any covenant set forth in the following sections of the Subordinated Investment Agreement, namely Section 2.4(h), the second and third sentences of Section 7.1, Section 7.5, Section 7.6,
         Section 7.7, Sections 8.1 through 8.8 or (ii) any material covenant contained in the Warrant Agreement or Voting and Co-Sale Agreement, the Subordinated Creditors may seek injunctive relief and state a claim for damages; provided, however, that the Subordinated Creditors shall not be entitled to collect or receive any monetary damages in respect of such claim from the Company or any of its subsidiaries in connection with such material breach except in accordance with the first sentence of this Section 8(a). Prior to seeking any such injunctive relief or stating any such claims, the Subordinated Creditors shall first deliver notice thereof to the Administrative Agent at least thirty (30) days, or shorter period if required by reason of a limitation period, filing requirement or like matter, prior to taking any such action."

Section 4.   AMENDMENT OF THE SENIOR SUBORDINATED LENDERS INTERCREDITOR
AGREEMENT

         A. The parties acknowledge and understand that upon the payment of amounts set forth in Section 1.1B of that certain Agreement Relating to Note Purchase Agreement dated as of June 28, 2002 by and among LBI Intermediate Holdings, Inc., the several purchasers listed on the signature pages thereof, and Oaktree, which payment shall be made on or prior to the Amendment Effective Date, the outstanding amounts owed by the Company under the existing Senior Subordinated Loan Agreement with Oaktree and related notes shall be repaid in full.

         B. Section 1.1 of the existing Senior Subordinated Lenders Intercreditor Agreement among the Company, the Purchasers, and Oaktree is hereby amended by deleting the first sentence contained therein and substituting the following therefor:

         "Reference is made herein to the Notes Purchase Agreement of even date herewith, by and among LBI Intermediate Holdings, Inc. (the "Borrower"), the Purchasers party thereto, and the Agent (as amended and supplemented from time to time, the "Notes Purchase Agreement"; it being understood by the parties hereto that the term Note Purchase Agreement shall not include any agreement entered into to refund, refinance, or otherwise replace amounts owed under the Notes Purchase Agreement and in no event shall include the Indenture, dated as of July 9, 2002, among LBI Media, Inc., as the issuer, the guarantors party thereto and U.S. Bank, N.A., as the trustee or any documents related thereto)."

Section 5.   AMENDMENT OF THE INVESTOR SUBORDINATION AGREEMENT

         Section 1 of the Investor Subordination Agreement is hereby amended by inserting the phrase "and restated by the Amended and Restated Credit Agreement dated as of July 9, 2002 among LBI Media, Inc. (formerly known as LBI Holdings II, Inc.), as the borrower, the guarantors party thereto, and Fleet National Bank, as administrative agent, General Electric Capital Corporation and U.S. Bank, N.A., as co-syndication agents, and CIT Lending Services Corporation and SunTrust Bank, as co-documentation agents, and the other lenders party thereto from time to time, and as further amended" into the second parenthetical contained in the first sentence and immediately following the phrase "as amended."

Section 6.   EXCHANGE OF NOTES AND WARRANTS

         On or after the Amendment Effective Date and upon surrender of each existing Note and existing Warrant held by each Purchaser, the Company agrees to execute and deliver to such Purchaser a new Note in the form of Annex A to this Amendment and a new Warrant in the form of Annex B to this Amendment, in each case with appropriate insertions reflecting the same amounts as the existing Note and Warrant. In such exchange, the parties agree that no commission or other remuneration will be paid or given directly or indirectly for soliciting such exchange.

         On and after the Amendment Effective Date, any existing Notes and existing Warrants outstanding and not exchanged pursuant to this Section 6 shall be deemed to have such terms and conditions as set forth in the new form of Note set forth in Annex A and the new form of Warrant set forth in Annex B.

Section 7.   CONDITIONS TO EFFECTIVENESS

         Sections 1, 2, 3, 4, 5, 6, and 9F of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "Amendment Effective Date"):

         A. On or before the Amendment Effective Date, each of Company, Fleet, Oaktree, and Majority Purchasers shall have delivered to the Company and to Alta Communications VIII, L.P., as agent for each of the Purchasers, executed copies of this Amendment.

         B. LBI Media shall have simultaneously issued the Senior Subordinated Notes under the Senior Subordinated Loan Agreement (as defined in Section 1.1C hereof) and the new Senior Loan Agreement dated as of July 9, 2002 shall have become effective.

         C. The Purchasers shall have received an opinion of O'Melveny & Myers LLP, counsel to the Company, substantially in the form attached as Annex C.

         D. The Company shall have received an opinion of Edwards & Angell, LLP, counsel to Alta Communications VIII, L.P. and certain affiliates thereof, substantially in the form attached as Annex D.

         E. The new Senior Loan Agreement and related documents and the new Senior Subordinated Loan Agreement and related documents shall be in form and substance reasonably satisfactory to Majority Purchasers.

Section 8.   REPRESENTATIONS AND WARRANTIES

         A. By All Parties. In order to induce each of the other parties hereto to enter into this Amendment, each party hereto represents and warrants to each of the other parties hereto that the following statements are true, correct and complete:

              (i) Corporate Power and Authority. Such party has all requisite corporate or partnership power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, this Amendment and the Amended Agreements.

              (ii) Authorization of Agreements. The execution and delivery of this Amendment and the performance of this Amendment and the Amended Agreements have been duly authorized by all necessary corporate or partnership action on the part of such party.

              (iii) No Conflict. The execution and delivery by such party of this Amendment and the performance by such party of this Amendment and the Amended Agreements do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to such party, the articles and bylaws or the partnership agreement or any other organizational documents of such party, or any order, judgment or decree of any court or other agency of the government of the United States binding on such party, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such party, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of such party, or (iv) require any approval of stockholders or any approval or consent of any Person under any contractual obligation of such party, except where applicable approvals or consents have been obtained.

              (iv) Governmental Consents. The execution and delivery by such party of this Amendment and the performance by such party of this Amendment and the Amended Agreements do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any U.S. federal, state, provincial or other governmental authority or regulatory body.

              (v) Binding Obligation. This Amendment has been duly executed and delivered by such party and this Amendment and the Amended Agreements are the legally valid and binding obligations of such party enforceable against such party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         B. By the Company. In order to induce the Purchasers to enter into this Amendment, the Company represents and warrants to each of the Purchasers that the following statements are true, correct and complete:

              (i) The representations and warranties of the Company and its Subsidiaries made in Sections 3.3, 3.4, and 3.7 of the Purchase Agreement as of the Amendment

         Effectiveness Date (which representations and warranties are subject to all of the qualifications, limitations and restrictions contained in the Purchase Agreement and any revised schedule attached to this Amendment); and

              (ii) The representations and warranties of the Company and its Subsidiaries made in the amended and restated Senior Loan Agreement as of the Amendment Effectiveness Date (which representations and warranties are subject to all of the qualifications, limitations and restrictions contained in the amended and restated Senior Loan Agreement);

are hereby incorporated herein by reference and each such representation and warranty is restated and re-made by the Company to the Purchasers as of the date hereof and will be deemed to be representations and warranties made by the Company to the Purchasers under this Amendment and relied upon by the Purchasers in entering into this Amendment.

         C. By the Purchasers. In order to induce each of the other parties hereto to enter into this Amendment, each Purchaser hereto represents and warrants to each of the other parties hereto that the following statements are true, correct and complete: (i) the execution by the Majority Purchasers of this Amendment constitutes the requisite approval of the Purchasers necessary to amend the Amended Agreements as contemplated by this Amendment, including but not limited to approval as "Majority Purchasers" under the Purchase Agreement and the "Required Holders" under the Warrant Agreement; (ii) with such approval, each Purchaser is bound by this Amendment, whether or not such Purchaser is a party hereto; and (iii) collectively, Alta Communications VIII, L.P., Alta-Comm VIII S By S, LLC, Alta Communications VIII-B, L.P., and Alta VIII Associates, LLC constitute "Majority Purchasers" under the Purchase Agreement and "Required Holders" under the Warrant Agreement.

Section 9.    MISCELLANEOUS

         A. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

         B. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         C. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

         D. Expenses. The Company acknowledges that all costs, fees and expenses as described in Section 12.1 of the Purchase Agreement incurred by the Purchasers and one counsel for the

Purchasers with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of the Company. The Company shall concurrently with the execution and delivery of this Amendment pay all accrued and unpaid fees of Edwards & Angell, LLP, counsel to the Purchasers, for which invoices shall have been received by Company on or prior to the Amendment Effective Date.

         E. Confirmation of Tax Allocation and Budgeted Plan. The Company hereby ratifies and confirms that this Amendment shall not amend or otherwise alter the allocation of issue price of $29,500,000 to the Notes and $500,000 to the Warrants as set forth in the original Purchase Agreement. The Company further ratifies and confirms its obligation under Section 4.1(d) of the Warrant Agreement to provide to Purchasers a breakdown of the Budgeted Plan (as defined in the Warrant Agreement) on a quarter-annual basis, reasonably acceptable to Required Holders (as defined in the Warrant Agreement).

         F. Consent to Amended Agreements. Fleet hereby consents to this Amendment and the amendments and modifications to the Amended Agreements as effected by this Amendment and the transactions described in Section 6 hereof.

         G. Consent to Registration Rights. With reference to Section 7.6(B) of the Purchase Agreement, the Purchasers hereby consent to the grant of registration rights to the holders of the Senior Subordinated Note Obligations as contemplated by the Senior Subordinated Loan Agreement (as defined in Section 1.1B).

         H. Ratification and Confirmation. Except as specifically amended by this Amendment and the Amendment and Confirmation of Subordination Agreements dated as of the date hereof by and among the Purchasers, the Company, and Fleet,
(i) the Purchase Agreement, (ii) the Warrant Agreement, (iii) the Senior Lenders Intercreditor Agreement, (iv) the existing Senior Subordinated Lenders Intercreditor Agreement with Oaktree, and (v) the Investor Subordination Agreement shall remain in full force and effect and are hereby ratified and confirmed.

     [Remainder of page intentionally left blank; signature pages to follow]

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                    COMPANY:

                                    LBI HOLDINGS I, INC.

                                    By: /s/ Lenard Liberman
                                       -----------------------------------------
                                    Name: Lenard Liberman
                                         ---------------------------------------
                                    Title: Executive Vice President
                                          --------------------------------------

                                    PURCHASERS:

                                    ALTA COMMUNICATIONS VIII, L.P.

                                    By:  Alta Communications VIII Managers, LLC,
                                             its General Partner

                                    By: /s/ Eileen McCarthy
                                       -----------------------------------------
                                    Name: Eileen McCarthy
                                         ---------------------------------------
                                    Title: Member
                                          --------------------------------------



                                    ALTA-COMM VIII S BY S, LLC

                                    By: /s/ Eileen McCarthy
                                       -----------------------------------------
                                    Name: Eileen McCarthy
                                         ---------------------------------------
                                    Title: Member
                                          --------------------------------------

                                    ALTA COMMUNICATIONS VIII-B, L.P.

                                    By:  Alta Communications VIII Managers, LLC,
                                             its General Partner

                                    By: /s/ Eileen McCarthy
                                       -----------------------------------------
                                    Name: Eileen McCarthy
                                         ---------------------------------------
                                    Title: Member
                                          --------------------------------------

                             ALTA VIII ASSOCIATES, LLC

                             By:  Alta Communications, Inc.

                             By: /s/ Eileen McCarthy
                                ----------------------------------------------
                             Name: Eileen McCarthy
                                  --------------------------------------------
                             Title: Member
                                   -------------------------------------------

                             CALIFORNIA STATE TEACHERS'
                             RETIREMENT SYSTEM

                             By: /s/ Christopher J. Ailman
                                ----------------------------------------------
                             Name: Christopher J. Ailman
                                  --------------------------------------------
                             Title: Chief Investment Officer
                                   -------------------------------------------


                             BANCBOSTON INVESTMENTS INC.

                             By: /s/ Lars A. Swanson
                                ----------------------------------------------
                             Name: Lars A. Swanson
                                  --------------------------------------------
                             Title: Director
                                   -------------------------------------------

                             UNIONBANCAL EQUITIES, INC.

                             By: /s/ J. Kevin Sampson      /s/ David Bonrouhi
                                ----------------------------------------------
                             Name: J. Kevin Sampson          David Bonrouhi
                                  --------------------------------------------
                             Title: Vice President           Vice President
                                   -------------------------------------------

                          For purposes of Sections 4, 7, 8A and 9 only:

                          OAKTREE CAPITAL MANAGEMENT, LLC,
                          individually and as agent for the Holders under that certain Note Purchase Agreement

                          By: /s/ Kenneth Liang
                             ---------------------------------------------------
                          Name: Kenneth Liang
                               -------------------------------------------------
                          Title: Managing Director
                                ------------------------------------------------


                          By: /s/ Richard Ting
                             ---------------------------------------------------
                          Name: Richard Ting
                               -------------------------------------------------
                          Title: Vice President, Legal
                                ------------------------------------------------




                          For purposes of Sections 3, 5, 7, 8A and 9 only:

                          FLEET NATIONAL BANK, individually and as agent for the Senior Lenders

                          By: /s/ Garnet Komjathy
                             ---------------------------------------------------
                          Name:  Garnet Komjathy
                               -------------------------------------------------
                          Title: Director
                                ------------------------------------------------

                                 SCHEDULE 3.4(a)
       (to the Securities Purchase Agreement, as revised on July 9, 2002)


                                 CAPITALIZATION

Jose Liberman - 100 shares of Common Stock.

Lenard Liberman - 100 shares of Common Stock.

                                 SCHEDULE 3.4(b)
       (to the Securities Purchase Agreement, as revised on July 9, 2002)


                                  EQUITY RIGHTS

1. Pursuant to a Stock Purchase Agreement dated as of January 6, 1998, between Jose Liberman, Esther Liberman, Lenard D. Liberman (collectively, the "Shareholders") and LBI Holdings I, Inc. (the "Company"), upon the death of any Shareholder, the surviving Shareholders and the Company will have an option to purchase the deceased Shareholder's stock. The Shareholders are subject to certain restrictions on pledging, transferring, hypothecating, dividing, assigning or otherwise alienating their stock in the Company.

2. Pursuant to that certain Employment Agreement dated September 1, 1999, by and between LBI Holdings I, Inc. and Xavier Ortiz, Mr. Ortiz is entitled under an incentive plan to receive payment in either cash or Common Stock of LBI Holdings I, Inc. if, among other things, stock of LBI Holdings I, Inc. is traded on the New York Stock Exchange or the National Association of Securities Dealers Automated Quotation System.

3. Pursuant to that certain Employment Agreement dated November 15, 1998, by and between LBI Holdings I, Inc. and Andrew F. Mars, Mr. Mars is entitled under an incentive plan to receive payment in either cash or Common Stock of LBI Holdings I, Inc. if, among other things, stock of LBI Holdings I, Inc. is traded on the New York Stock Exchange or the National Association of Securities Dealers Automated Quotation System.

4. Pursuant to that certain Employment Agreement dated December 1, 1999, by and between Liberman Broadcasting Inc. and Eduardo Leon, Mr. Leon is entitled under an incentive plan to receive payment in either cash or Common Stock of Liberman Broadcasting Inc. if, among other things, stock of Liberman Broadcasting Inc. is capable of being immediately traded on the New York Stock Exchange or the National Association of Securities Dealers Automated Quotation System.

                                  SCHEDULE 3.7
       (to the Securities Purchase Agreement, as revised on July 9, 2002)


                             AFFILIATE TRANSACTIONS

1. Regarding the Empire Burbank Studios located at 1845 Empire Blvd., Burbank, California, the following leases are in effect:

         (a) Lease dated as of July 15, 1999 by and between Empire Burbank Studios, Inc., a California corporation ("Empire"), as landlord, and Liberman Broadcasting, Inc., a California corporation ("Liberman Broadcasting"), as tenant

         (b) Sublease Agreement dated as of July 15, 1999 by and between Liberman Broadcasting, as sublandlord and Empire, as subtenant

2. Spanish Media Rep Team is a wholly owned subsidiary of Jose Liberman and Lenard Liberman and it receives a 15% commission from Liberman Broadcasting Inc. for any advertising time is sells. The agreement is not memorialized in writing.

3. LBI Holdings I, Inc. will make capital contributions to LBI Intermediate Holdings, Inc., and LBI Intermediate Holdings, Inc. will make certain dividend payments to LBI Holdings I, Inc. on the Effective Date.

4. Third Amended and Restated Demand Promissory Note dated March 20, 2001, by Liberman Broadcasting, Inc. in favor of Jose Liberman with accumulated principal and interest equal to $1,667,193 as of March 31, 2002. The remaining balance of this promissory note will be paid on or about July 9, 2002.

5. Third Amended and Restated Demand Promissory Note dated March 20, 2001, by Liberman Broadcasting, Inc. in favor of Lenard Liberman with accumulated principal and interest equal to $194,414 as of March 31, 2002. The remaining balance of this promissory note will be paid on or about July 9, 2002.

6. As of March 31, 2002, LBI Media, Inc. (formerly known as LBI Holdings II, Inc.) had outstanding loans of $243,095 and $146,950 to Jose and Lenard Liberman, respectively, which loans were made in December 2001.

7. On or about July 9, 2002, LBI Media, Inc. made a loan of $1,916,563 to Lenard Liberman. The loan will mature in seven years and bear interest at the applicable federal rate.

8. Those transactions and payments described in Section 7.6(a) through (h) of the Senior Loan Agreement or otherwise permitted by the Senior Loan Agreement.

9.       Item #1 of Schedule 3.4(b) is incorporated herein by reference.

                              ANNEX A TO AMENDMENT

                                    EXHIBIT A

         THIS INSTRUMENT IS SUBJECT TO A SUBORDINATION AND INTERCREDITOR AGREEMENT DATED AS OF MARCH 20, 2001 BY AND AMONG LBI HOLDINGS I, INC., A CALIFORNIA CORPORATION, FLEET NATIONAL BANK, INDIVIDUALLY AND AS ADMINISTRATIVE AGENT FOR CERTAIN LENDERS, AND CERTAIN OTHER PARTIES, AS AMENDED FROM TIME TO TIME. BY ITS ACCEPTANCE OF THIS INSTRUMENT, THE HOLDER HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF SUCH SUBORDINATION AND INTERCREDITOR AGREEMENT TO THE SAME EXTENT THAT THE SUBORDINATED CREDITORS (AS DEFINED THEREIN) ARE BOUND.

         THIS INSTRUMENT IS SUBJECT TO THE SUBORDINATION AND INTERCREDITOR PROVISIONS CONTAINED IN ARTICLE XIX OF THE SECURITIES PURCHASE AGREEMENT DESCRIBED BELOW. BY ITS ACCEPTANCE OF THIS INSTRUMENT, THE HOLDER HEREOF AGREES TO BE BOUND BY SUCH SUBORDINATION AND INTERCREDITOR PROVISIONS TO THE SAME EXTENT THAT THE PERMITTED HOLDERS (AS DEFINED THEREIN) ARE BOUND.

         THE SECURITIES REPRESENTED BY THIS NOTE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE REGISTRATION PROVISIONS OF SAID ACT AND LAWS HAVE BEEN COMPLIED WITH OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. FURTHERMORE, THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE COMPANY HAS RECEIVED AN OPINION OF TAX COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT SUCH SALE, TRANSFER, PLEDGE OR HYPOTHECATION WILL NOT TERMINATE THE COMPANY'S CLASSIFICATION AS AN S CORPORATION.

                       JUNIOR SUBORDINATED PROMISSORY NOTE

[$___________]                                       Dated as of March 20, 2001

         FOR VALUE RECEIVED, the undersigned LBI HOLDINGS I, INC., a California corporation (the "Borrower"), hereby unconditionally promises to pay to the order of [________________] (hereinafter with any subsequent holder referred to as "Lender"), having its principal place of business at [________________], on the Maturity Date (as hereinafter defined), the principal amount of [_________ Dollars ($_________)] together with interest thereon, at the rates provided for in the Securities Purchase Agreement (hereafter described).

         This Note is one of the "Notes" referred to in, and is entitled to all the benefits of that certain Securities Purchase Agreement dated as of the date hereof, by and among Borrower,

Lender and the other parties signatories thereto (as may be amended from time to time, the "Securities Purchase Agreement"). All capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Securities Purchase Agreement.

         Interest on the principal amount outstanding hereunder shall accrue and shall be paid as provided in the Securities Purchase Agreement.

         The outstanding principal amount of this Note, together with all accrued interest thereon, shall be due and payable, without setoff, deduction or counterclaim, on July 9, 2013, or on such earlier date as provided in the Securities Purchase Agreement (the "Maturity Date").

         Borrower may prepay the outstanding principal amount and accrued interest hereunder, in full or in part, upon the terms and conditions set forth in the Securities Purchase Agreement.

         Payments of principal and interest due hereunder shall be made by Borrower in lawful money of the United States of America and immediately available funds to Lender at its address set forth in the first paragraph of this Note, or at such other place as Lender may designate to the Borrower in writing, in accordance with the Securities Purchase Agreement. All payments hereunder, unless otherwise determined by Lender, shall be applied first to interest, fees and expenses then due and the balance, if any, to principal.

         In no event shall the undersigned be required to pay any interest or other fees or charges in excess of the maximum permitted by applicable law. If, for any circumstances whatsoever, fulfillment of any provisions hereof or of the Securities Purchase Agreement, at the time performance of such provision shall be due, shall involve exceeding such amount, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstance Lender should ever receive as interest an amount which would exceed such maximum amount, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. This provision shall control every other provision of all agreements between Borrower and Lender.

         Borrower agrees to pay all costs and expenses (including reasonable attorneys' fees) incurred by Lender in the collection of this Note and the enforcement of any agreement or instrument securing this Note.

         Any and all sums at any time due from Lender to Borrower shall at all times constitute security for this Note and any other obligations of Borrower to Lender and may be applied or set off by Lender against such obligations whether or not other collateral is available to Lender.

         Borrower, for itself and its legal representatives, successors and assigns, hereby expressly waives presentment, dishonor, protest and demand, diligence, notice of protest of demand and of dishonor, and any other notice otherwise required to be given under the law in connection with the delivery, acceptance, performance, default, enforcement or collection of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended or subordinated (by forbearance or otherwise) as set forth in the Securities Purchase Agreement.

         No delay or omission on the part of Lender in exercising any right hereunder shall operate as a waiver of such right or of any other right of Lender nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. No consent or waiver by Lender with respect to any action or failure to act which, without such consent or waiver, would constitute a breach of any provision of this Note shall be valid and binding unless in writing and signed by Borrower and Lender.

         Transfer of this Note is registrable on the Note register of Borrower upon presentation at the principal office of Borrower accompanies by a written instrument of transfer in form reasonably satisfactory to Borrower duly executed by, or on behalf of, the holder hereof; provided any such transferee is also a Permitted Holder. This Note may also be exchanged at such office for one or more Notes in any authorized denominations, as requested by the holder, of a like aggregate unpaid principal amount. Any transfer of this Note shall be subject to the terms of the Securities Purchase Agreement and any such transferee's agreement to be bound to the terms of the Securities Purchase Agreement, the Related Agreements and the Intercreditor Agreements, and by acceptance of this Note the holder agrees to be bound by the terms of the Securities Purchase Agreement, the Related Agreements and the Intercreditor Agreements.

         Prior to due presentment for registration of transfer, Borrower and any agent of Borrower may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment of principal and interest as herein provided and for all other purposes.

         This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

         This Note is subject to certain subordination provisions as set forth in the Intercreditor Agreements.

         BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION PERTAINING TO THE ENFORCEMENT OF THIS NOTE OR ANY AGREEMENT OR INSTRUMENT SECURING THIS NOTE.

         This Note is executed as of the date first set forth above as a sealed instrument, shall be binding upon the undersigned and its successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

                                          LBI HOLDINGS I, INC.

Witness:

                                          By:___________________________________
______________________________            Name:_________________________________
                                          Title:________________________________

                              ANNEX B TO AMENDMENT

                                    EXHIBIT A

                          [FORM OF WARRANT CERTIFICATE]

         THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

         THE SALE, TRANSFER, PLEDGE, OR HYPOTHECATION (COLLECTIVELY, THE "TRANSFER") OR EXERCISE OF THIS WARRANT AND THE TRANSFER OF THE SECURITIES ISSUABLE UPON EXERCISE ARE SUBJECT TO THE COMMUNICATIONS ACT OF 1934, AS AMENDED, AND THE RULES AND REGULATIONS OF THE FEDERAL COMMUNICATIONS COMMISSION.

         FURTHERMORE, THE WARRANTS REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXERCISED AND THE SECURITIES ISSUABLE UPON EXERCISE MAY NOT BE TRANSFERRED, IN EACH CASE, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF TAX COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT SUCH TRANSFER OR EXERCISE, AS APPLICABLE, WILL NOT TERMINATE THE COMPANY'S CLASSIFICATION AS AN "S" CORPORATION EXCEPT TO THE EXTENT SUCH EXERCISE IS OTHERWISE PERMITTED UNDER THE PURCHASE AGREEMENT DEFINED IN THE BELOW-REFERENCED WARRANT AGREEMENT.

         THIS INSTRUMENT IS SUBJECT TO A SUBORDINATION AND INTERCREDITOR AGREEMENT DATED AS OF MARCH 20, 2001 BY AND AMONG LBI HOLDINGS I, INC., A CALIFORNIA CORPORATION, THE PURCHASERS PARTY TO THE PURCHASE AGREEMENT, AND FLEET NATIONAL BANK, INDIVIDUALLY AND AS ADMINISTRATIVE AGENT (THE "ADMINISTRATIVE AGENT") FOR CERTAIN LENDERS AND CERTAIN OTHER PARTIES, AS AMENDED FROM TIME TO TIME. BY ITS ACCEPTANCE OF THIS INSTRUMENT, THE HOLDER HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF SUCH SUBORDINATION AND INTERCREDITOR AGREEMENT TO THE SAME EXTENT THAT THE SUBORDINATED CREDITORS (AS DEFINED THEREIN) ARE BOUND.

         THIS INSTRUMENT IS SUBJECT TO THE SUBORDINATION AND INTERCREDITOR PROVISIONS CONTAINED IN ARTICLE XIX OF THE PURCHASE AGREEMENT (AS DEFINED IN THE WARRANT AGREEMENT

DESCRIBED BELOW). BY ITS ACCEPTANCE OF THIS INSTRUMENT, THE HOLDER HEREOF AGREES TO BE BOUND BY SUCH SUBORDINATION AND INTERCREDITOR PROVISIONS TO THE SAME EXTENT THAT THE PERMITTED HOLDERS (AS DEFINED IN THE PURCHASE AGREEMENT) ARE BOUND.

                               WARRANT CERTIFICATE

                              LBI HOLDINGS I, INC.

         No. WR-___-2002                                        [_____] Warrants
         Dated as of March 20, 2001

         This Warrant Certificate certifies that ________, or registered assigns, is the registered holder of ____________ (__________) Warrants to purchase shares of Common Stock of LBI HOLDINGS I, INC. (the "Company"), a California corporation. Each Warrant initially entitles the owner thereof to purchase at any time on or before the Expiration Date one (1) fully paid and nonassessable share of Common Stock of the Company, at a Purchase Price of one cent ($0.01) upon (i) presentation and surrender of this Warrant Certificate with a form of election to purchase duly executed and (ii) delivery to the Company of the payment of the Purchase Price in the manner set forth in the Warrant Agreement referred to below. The number of shares of Common Stock purchasable pursuant to this Warrant Certificate and the Purchase Price therefor are subject to adjustment as referred to below.

         The Warrants are issued pursuant to the Warrant Agreement, dated as of March 20, 2001 (as it may from time to time be amended or supplemented, the "Warrant Agreement"), between the Company and the purchasers named therein, and are subject to all of the terms, provisions and conditions thereof, which Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, obligations, duties and immunities of the Company and the holders of the Warrant Certificates. Capitalized terms used, but not defined, herein have the respective meanings ascribed to them in the Warrant Agreement.

         As provided in the Warrant Agreement, the number of shares of Common Stock purchasable pursuant to this Warrant Certificate and/or the Purchase Price are, upon the happening of certain events, subject to adjustment. As further set forth in, and subject to, the Warrant Agreement, the expiration date of this Warrant Certificate is 5:00 p.m. Eastern Time on the earlier of (a) the later of
(i) January 9, 2015, or (ii) the date which is six (6) months from the date of payment in full of all outstanding principal and interest on the Notes and (b) the closing of the sale and issuance of shares of Common Stock of the Company in an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, the gross proceeds of which exceed $25,000,000; provided that if the holders of the Warrants have not had the right to put the Warrants under Section 5.1 of the Warrant Agreement, the expiration date of this Warrant Certificate shall extend until such time as the holders have such right.

         This Warrant Certificate shall be exercisable, at the election of the holder, either as an entirety or in part from time to time. If this Warrant Certificate shall be exercised in part, the holder shall be entitled to receive, upon surrender hereof, another Warrant Certificate or Warrant Certificates for the number of Warrants not exercised. This Warrant Certificate, with or without other Warrant Certificates, upon surrender in the manner set forth in the Warrant Agreement, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor evidencing Warrants entitling the holder to purchase a like aggregate number of shares of Common Stock as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered shall have entitled such holder to purchase.

         Except as expressly set forth in the Warrant Agreement, no holder of this Warrant Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Common Stock or of any other Securities of the Company that may at any time be issued upon the exercise hereof, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a holder of a share of Common Stock in the Company or any right to vote upon any matter submitted to holders of shares of Common Stock at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of Securities, change of par value, consolidation, merger, conveyance, or otherwise) or, except as provided in the Warrant Agreement, to receive notice of meetings, or to receive dividends or subscription rights, or otherwise, until the Warrant or Warrants evidenced by this Warrant Certificate shall have been exercised as provided in the Warrant Agreement.

         THIS WARRANT CERTIFICATE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE COMPANY AND THE HOLDER HEREOF SHALL BE GOVERNED BY, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (OTHER THAN ITS CONFLICTS OF LAW PRINCIPLES). THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AGREEMENTS, COVENANTS AND RESTRICTIONS PROVIDED IN THE VOTING AND CO-SALE AGREEMENT DATED MARCH 20, 2001, AND THE SECURITIES PURCHASE AGREEMENT DATED MARCH 20, 2001, EACH AS AMENDED FROM TIME TO TIME, BY AND AMONG THE COMPANY AND THE PERSONS NAMED THEREIN. A COPY OF SUCH AGREEMENTS MAY BE OBTAINED BY ANY HOLDER OF THIS WARRANT UPON REQUEST WITHOUT CHARGE FROM THE SECRETARY OF THE COMPANY AT THE PRINCIPAL OFFICE OF THE COMPANY.

         WITNESS the signature of a proper officer of the Company as of the date first above written.

ATTEST:                                         LBI HOLDINGS I, INC.


______________________________                  By:_____________________________
Secretary                                            Name:
                                                     Title:

                              [FORM OF ASSIGNMENT]
   (To be executed by the registered holder if such holder desires to transfer the Warrant Certificate)

         FOR VALUE RECEIVED, _______________________________ hereby sells, assigns and transfers unto
 ______________________________________________________________________________
(Please print name, address and taxpayer identification number or social security number of transferee) the accompanying Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint:
___________________________________________ attorney, to transfer the accompanying Warrant Certificate on the books of the Company, with full power of substitution.

         Dated:  _________________, ______.



                                                        ________________________
                                                        Signature of Holder

                                     NOTICE

         The signature to the foregoing Assignment must correspond to the name as written upon the face of the accompanying Warrant Certificate or any prior assignment thereof in every particular, without alteration or enlargement or any change whatsoever.

                         [FORM OF ELECTION TO PURCHASE]

                   (To be executed by the registered holder if
            such holder desires to exercise the Warrant Certificate)

         To: ___________:

         The undersigned hereby irrevocably elects to exercise _____ Warrants represented by the accompanying Warrant Certificate to purchase the shares of Common Stock issuable upon the exercise of such Warrants and requests that certificates for such shares be issued in the name of:


         -----------------------------------------------------------------------
         (Please print name and address.)

         -----------------------------------------------------------------------
         (Please insert social security or other identifying number.)

         If such number of Warrants shall not be all the Warrants evidenced by the accompanying Warrant Certificate, a new Warrant Certificate for the balance remaining of such Warrants shall be registered in the name of and delivered to:

         -----------------------------------------------------------------------
         (Please print name and address.)

         -----------------------------------------------------------------------
         (Please insert social security or other identifying number.)

         Dated:_______________,________.

                                                          _____________________
                                                            Signature of Holder

                                     NOTICE

         The signature to the foregoing Election to Purchase must correspond to the name as written upon the face of the accompanying Warrant Certificate or any prior assignment thereof in every particular, without alteration or enlargement or any change whatsoever.